CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

                                                                    EXHIBIT 23.1


All American Semiconductor, Inc.


We hereby consent to the incorporation in the Company's previously filed Registration Statement on Form S-8 of our report dated March 2, 2001, relating to the consolidated financial statements of All American Semiconductor, Inc. and Subsidiaries included in this Form 10-K for the fiscal year ended December 31, 2000 and to the reference to our firm under the caption "Experts" in such Registration Statement.



/s/ LAZAR LEVINE & FELIX LLP
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LAZAR LEVINE & FELIX LLP
New York, New York
March 30, 2001